News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT:	(Media) Rose Briani-Burden 815-639-6282	(Investor Relations) Mike Schablaske 815-639-6697

Woodward Extends and Increases Size of Revolving Credit Facility

Fort Collins, Colo., October 31, 2007—Woodward Governor Company (Nasdaq:WGOV) today announced that it recently entered into an amended Credit Agreement with its bank group. This new agreement increases the initial commitment from $100,000,000 to $225,000,000 and also increases the option to expand the commitment from $75,000,000 to $125,000,000, for a total of $350,000,000. It also extends the term of the former agreement to October 2012. “This provides additional flexibility with respect to Woodward’s overall capital structure,” said Thomas A. Gendron, Woodward President and Chief Executive Officer.

About Woodward

Woodward is the largest independent designer, manufacturer, and service provider of energy control and optimization solutions for aircraft engines, industrial engines and turbines, and power equipment packages. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and cost-effective equipment. Woodward is headquartered in Fort Collins, Colorado USA and serves global markets in aerospace, power generation, transportation, and process industries. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-Q for the quarters ended December 31, 2006 and March 31, and June 30, 2007.

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